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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ____________________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              ____________________

                           MICROSTRATEGY INCORPORATED
             (Exact name of Registrant as specified in its charter)


           DELAWARE                                             51-0323571
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)


   8000 Towers Crescent Drive                                       22182
        VIENNA, VIRGINIA                                         (Zip Code)
(Address of Principal Executive Offices)

  If this form relates to the                   If this form relates to the
  registration of a class of securities         registration of a class of securities
  pursuant to Section 12(b) of the              pursuant to section 12(g) of the
  Exchange Act and is effective                 Exchange Act and is effective
  pursuant to General Instruction               pursuant to General Instruction
  A.(c), please check the following             A.(d), please check the following
  box. [ ]                                      box. [X]

Securities Act registration statement file number to which this form relates:
333-49899
---------
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

     None

Securities to be registered pursuant to Section 12(g) of the Act:

                     Class A Common Stock, par value $0.001
                                (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

   A complete description of the Class A Common Stock, $0.001 par value per share, of MicroStrategy Incorporated (the "Registrant"), which is to be registered hereunder is contained under the caption "Description of Capital Stock" in the Prospectus which constitutes part of the Registrant's Registration Statement on Form S-1 (Registration No. 333-49899 relating to the offering of 4,000,000 shares of Class A Common Stock of MicroStrategy Incorporated (4,600,000 shares if the underwriters' overallotment option in exercised in full)) filed by the Registrant with the Securities and Exchange Commission on April 10, 1998, as amended from time to time. Such description is hereby incorporated by reference.


ITEM 2.  EXHIBITS

   The following exhibits are filed herewith or are incorporated by reference as indicated below.


         EXHIBIT
         NUMBER                            DESCRIPTION
        --------                           -----------
           1.1*         Form of Underwriting Agreement
           3.1*         Form of Amended and Restated Certificate of Incorporation of
                        MicroStrategy Incorporated
           3.2*         Form of Restated Bylaws of MicroStrategy Incorporated
           4.1*         Form of Certificate of Class A Common Stock of MicroStrategy
                        Incorporated
          10.1*         Stock Purchase Agreement dated September 8, 1991 between MicroStrategy
                        Incorporated and Sanju K. Bansal
          10.2*         Stock Purchase Agreement dated October 11, 1992 between MicroStrategy
                        Incorporated and Charles A. Veley
          10.3*         Stock Purchase Agreement dated February 28, 1995 between MicroStrategy
                        Incorporated and Eduardo S. Sanchez
          10.4*         Stock Purchase Agreement dated February 28, 1995 between MicroStrategy
                        Incorporated and Stephen S. Trundle
          10.5*         1996 Stock Plan of MicroStrategy Incorporated
          10.6*         1997-Stock Option Plan for French Employees
          10.7*         1997 Director Option Plan of MicroStrategy Incorporated
         10.11*         Form of Master Amendment Agreement between MicroStrategy Incorporated and the Existing Shareholders
         10.12*         Amendment Agreement between MicroStrategy Incorporated, Michael J.
                        Saylor and Thomas P. Spahr dated December 31, 1997

* Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of Microstrategy Incorporated Corporation filed by MicroStrategy Incorporated on April 10, 1998, as amended (Registration No. 333-49899).
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                                   SIGNATURE

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                     MICROSTRATEGY INCORPORATED

Date:  June 10, 1998                 By:    /s/ Michael J. Saylor
                                         --------------------------
                                           Michael J. Saylor,
                                           President,
                                           Chief Executive Officer,
                                           Chairman
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                                 EXHIBIT INDEX


        Exhibit
        NUMBER                          DESCRIPTION
        -------                         -------------
         1.1*           Form of Underwriting Agreement
         3.1*           Form of Amended and Restated Certificate of Incorporation of
                        MicroStrategy Incorporated
         3.2*           Form of Restated Bylaws of MicroStrategy Incorporated
         4.1*           Form of Certificate of Class A Common Stock of MicroStrategy
                        Incorporated
        10.1*           Stock Purchase Agreement dated September 8, 1991 between MicroStrategy
                        Incorporated and Sanju K. Bansal
        10.2*           Stock Purchase Agreement dated October 11, 1992 between MicroStrategy
                        Incorporated and Charles A. Veley
        10.3*           Stock Purchase Agreement dated February 28, 1995 between MicroStrategy
                        Incorporated and Eduardo S. Sanchez
        10.4*           Stock Purchase Agreement dated February 28, 1995 between MicroStrategy
                        Incorporated and Stephen S. Trundle
        10.5*           1996 Stock Plan of MicroStrategy Incorporated
        10.6*           1997-Stock Option Plan for French Employees
        10.7*           1997 Director Option Plan of MicroStrategy Incorporated
       10.11*           Form of Master Amendment Agreement between MicroStrategy Incorporated and the Existing Shareholders
       10.12*           Amendment Agreement between MicroStrategy Incorporated, Michael J.
                        Saylor and Thomas P. Spahr dated December 31, 1997

* Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of MicroStrategy Incorporated filed by MicroStrategy Incorporated on April 10, 1998, as amended (Registration No. 333-49899).